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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                          Exhibit 12 - Statement Regarding Computation of Ratios
                                                                                              Ratios of Earnings to Fixed Charges


                                                             (in thousands, except ratios)
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                                                 January 28,      January 29,     January 30,      February 1,       February 2,
Fiscal year                                             1995             1994            1993             1992              1991
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
    Interest                                        $25,931          $19,701         $20,180          $25,071           $20,262
    Interest factor in rental expense                 6,157            5,595           4,698            3,456             3,091
    Capitalized interest                              1,850            1,254             852              602             1,252
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(a) Fixed charges, as defined                       $33,938          $26,550         $25,730          $29,129          $24,605


    Earnings before income taxes and
     cumulative effect of change in
     accounting principle                          $126,482         $104,508         $85,615          $60,512           $58,777
    Fixed charges                                    33,938           26,550          25,730           29,129            24,605
    Capitalized interest                             (1,850)          (1,254)           (852)            (602)           (1,252)
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(b) Earnings, as defined                           $158,570         $129,804        $110,493          $89,039           $82,130

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(c) Ratio of earnings to fixed charges (b/a)           4.7x             4.9x            4.3x             3.1x              3.3x

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